Exhibit 99.2

LISA D. NORDSTROM (ISB No. 5733)

DONOVAN E. WALKER (ISB No. 5921)

Idaho Power Company

P.O. Box 70

Boise, Idaho 83707

Telephone:  (208) 388-5825

Facsimile:  (208) 388-6936

lnordstrom@idahopower.com

dwalker@idahopower.com

Attorneys for Idaho Power Company

Street Address for Express Mail:

1221 West Idaho Street

Boise, Idaho 83702

BEFORE THE IDAHO PUBLIC UTILITIES COMMISSION

IN THE MATTER OF THE APPLICATION OF IDAHO POWER COMPANY FOR AUTHORITY TO IMPLEMENT POWER COST ADJUSTMENT (“PCA”) RATES FOR ELECTRIC SERVICE FROM JUNE 1, 2010, THROUGH MAY 31, 2011.	) ))) ) ) )	CASE NO. IPC-E-10-12 APPLICATION

Idaho Power Company (“Idaho Power” or the “Company”), in accordance with Idaho Code §§ 61-502 and 61-503 and RP 052, hereby respectfully makes application to the Idaho Public Utilities Commission (“IPUC” or the “Commission”) for an Order approving its Schedule 55 quantification of the 2010 Power Cost Adjustment (“PCA”) and an increase to base rates per the terms of the settlement stipulation approved by Order No. 30978 (“Stipulation”).  The net effect of these two rate adjustments is an overall decrease in revenue to be recovered from customer rates of approximately $58 million, which the Company seeks to incorporate in its rates and charges for all customer classes and special contracts to become effective June 1, 2010.

In support of this Application, Idaho Power represents as follows:

I.  BACKGROUND

1.         Idaho Power is an Idaho corporation whose principal place of business is 1221 West Idaho Street, Boise, Idaho 83702.

2.         Idaho Power operates a public utility supplying retail electric service in southern Idaho and eastern Oregon.  Idaho Power is subject to the jurisdiction of this Commission in Idaho and to the jurisdiction of the Public Utility Commission of Oregon.  Idaho Power is also subject to the jurisdiction of the Federal Energy Regulatory Commission (“FERC”).

3.         On March 29, 1993, by Order No. 24806 issued in Case No. IPC-E-92-25, the Commission approved the implementation of an annual Power Cost Adjustment procedure.

4.         On January 9, 2009, by Order No. 30715 issued in Case No. IPC-E-08-19, the Commission approved certain changes to the PCA mechanism.  Changes were approved for the PCA sharing ratio, the Load Growth Adjustment Rate (“LGAR”), third-party transmission expense, the PCA forecast, and the power supply expense distribution.

II.  The Settlement Stipulation

5.         On August 28, 2009, Idaho Power filed a Notice of Intent to file a general rate case.  In parallel with its general rate case preparations, the Company met with the Idaho Public Utilities Commission (“IPUC") Staff and parties that typically intervene in general rate case proceedings (“Parties”) on September 21, 2009, to discuss the potential for utilizing accumulated deferred investment tax credits (“ADITC”) and providing an earnings sharing opportunity as a way to stabilize the Company’s earnings and eliminate return on equity (“ROE”) as a contested issue in the upcoming rate case.  During that meeting, the Staff and several other Parties expressed a desire to implement a moratorium on new general rate case filings.

6.         As a result of several follow-up meetings, the Parties reached a settlement agreement under which Idaho Power would not file a general revenue requirement case that would result in a general rate adjustment to become effective prior to January 1, 2012 (“the moratorium”).  The moratorium would apply only to base rate adjustments and would exclude several specific expense categories.  In addition to allowing utilization of ADITC during the rate moratorium period, the Stipulation would allow for a sharing of an anticipated reduction in the 2010 PCA rates in the form of a base rate increase effective June 1, 2010.  The Parties agreed that the 2010 PCA computation would be processed and allocated according to a prescriptive approach allowing base rate increases to occur simultaneously with the annual PCA on June 1, 2010.  More specifically:

•                     The amount of any PCA reduction up to and including the first $40 million of the 2010 PCA rate reduction will be allocated equally between customers and the Company.

•                     All of the portion of the 2010 PCA rate reduction that is above $40 million and up to and including $60 million will be allocated to customers.  The customers’ share of this PCA rate reduction will be allocated to customers as a direct customer rate reduction in the 2010 PCA rate change.

•                     The portion of the 2010 PCA rate reduction which exceeds $60 million will be applied to absorb any increase in the base level for net power supply expenses reviewed by the Parties and approved by the Commission.

•                     Should the 2010 PCA rate reduction exceed the $60 million amount plus the adjustment to the base level for net power supply expenses, the next $10 million of the 2010 PCA rate reduction will be allocated equally between customers and the Company in the same manner as the first $40 million.

•                     The portion of any PCA rate reduction which exceeds (1) the sum of $60 million, plus the (2) amount of the increase in the base level for new power supply expenses approved by the Commission, and (3) the final $10 million shared equally between the Company and customers will be allocated 100 percent to customers.

7.         On January 13, 2010, by Order No. 30978 issued in Case No. IPC-E-09-30, the Commission approved the Stipulation’s proposed sharing of an anticipated reduction in the 2010 PCA rates in the form of a base rate increase in net power supply expense effective June 1, 2010.

III.  IMPLEMENTATION OF THE STIPULATION’S SHARING PROVISIONS

8.         As explained in greater detail in Company witness Scott Wright’s direct testimony that accompanies this Application, Idaho Power prepared the 2010 PCA calculation based upon the currently approved 2008 base net power supply expenses.  The difference between current PCA revenue of $188,847,304 and the revenue amount of $102,288,923 required under Mr. Wright’s 2010 PCA calculations yields a PCA reduction of approximately $87 million.

9.         In support of this Application, the direct testimony of Company witness Timothy Tatum describes how the $87 million PCA reduction is to be shared by the Company and customers according to the settlement Stipulation provisions.  The first $40 million of rate reduction has been allocated equally between customers and the Company.  The next $20 million has been allocated directly to customers for a total of $40 million of direct customer rate reduction in the 2010 PCA rate change.  The next $3,567,390 of the remaining $27 million of PCA rate reduction has been allocated to the Company to allow for an increase in the base level for net power supply expenses.  An increase to base level net power supply expenses (“NPSE”) equal to the maximum of $63,701,694 set by the Commission in Order No. 31042 issued in Case No. IPC-E-10-01 requires that $3,567,390 of the PCA reduction be allocated to the Company.  The approximately $3.6 million adjustment recognizes that 100 percent of the $63,701,694 will be collected through base rates as opposed to the 95 percent recovery that would otherwise be allowed through the PCA.  In other words, customers are only impacted by 5 percent of any change in base level NPSE.  Pursuant to the Stipulation, the next $10 million of the remaining $22,990,992 of 2010 PCA rate reduction is allocated equally between customers and the Company.  The final $12,990,992 was then allocated 100 percent to customers.  As a result, the revised 2010 PCA amount proposed by the Company is $42,154,618 – a decrease of $146,692,686 from the current PCA amount of $188,847,304.  Mr. Wright provides the details of his calculation in his direct testimony.

10.       Consistent with the Stipulation, the initial PCA rate reduction of approximately $58 million has been allocated to customers as a direct customer net rate reduction. The total base rate increase resulting from the implementation of that stipulated PCA rate reduction allocation process is $88,701,964, which has been allocated to increase permanent base rates on a uniform percentage basis to all customer classes and special contract customers.  Exhibit No. 2 to Mr. Tatum’s testimony, “Summary of Revenue Impact,” details the total combined revenue impact of allocating the 2010 PCA reduction according to the Stipulation provisions.

IV.  PROPOSED PCA RATE CHANGE

11.       Incorporating the terms of the Stipulation and the 2010 base components approved by the Commission in Order Nos. 30978 and 31042, Mr. Wright’s testimony describes and provides the computation of a PCA rate to be effective June 1, 2010, for the 2010-2011 PCA year that would decrease the PCA rate to 0.3130 cents per kWh.

12.       The PCA consists of three components:  (1) the projected power cost component, (2) the true-up of power cost component where the balance of the power cost deferral from the prior year projected power cost is credited or collected, and (3) the true-up of the true-up component under which any over-recovered or under- collected balance of the true-up deferral from the prior year is credited or collected.

13.       As described in Mr. Wright’s testimony, the first component, projected power cost, was computed in compliance with Order No. 30715, which provides for the Company to utilize the results of its most recent Operating Plan as the basis for the April projection of PCA expenses.  The rate for the projection portion of the PCA is equal to the sum of (1) 95 percent of the difference between the non-PURPA expenses quantified in the Operating Plan and those quantified in the Company’s last general rate case, including third-party transmission expense, and (2) 100 percent of the difference between PURPA related expenses quantified in the Operating Plan and those quantified in the Company’s last general rate case, divided by (3) the Company’s normalized system firm sales.

14.       The projection of net PCA expense for which deviations from base are tracked at 95 percent is $205,892,837.  Order No. 30748 provides that the first block revenues from the Hoku special contract are to be reflected in the PCA computation as if they were surplus sales.  The March 25, 2010, Operating Plan reflects Hoku loads that would generate $20,670,405 of first block revenues.  Subtracting this amount from the $205,892,837 results in an adjusted net of $185,222,432.

15.       Idaho Power has included a forecast of $7,606,860 in Renewable Energy Credit (“REC”) and Sulfur Dioxide (“SO2”) emission allowance sales in this year’s PCA forecast.  The actual REC and SO2 emission allowance sales are tracked in the monthly PCA deferral report filed with the Commission.  Subtracting this amount from the $185,222,432 results in an adjusted net of $177,615,572.  This amount is $19,696,889 above the 2010 PCA base components approved by Order No. 31042.  The rate for the non-PURPA expenses (tracked at 95 percent) is 0.1319 cents per kWh.

16.       The Operating Plan projection of PURPA expenses, for which deviations from base are tracked at 100 percent, is $64,054,993.  This amount is $1,203,539 above the 2010 PCA base components approved per Order No. 31024.  The rate for PURPA expenses (tracked at 100 percent) is 0.0085 cents per kWh.

17.       As described in Mr. Wright’s testimony, the true-up balance at the end of March 2010, with interest applied, is $11,963,777.  This amount includes $665,788 of proceeds from the sale of RECs during the 2009/2010 PCA period, which can be found on line 37 of Mr. Wright’s Exhibit No. 1.  The rate for the true-up component of the PCA is 0.0888 cents per kWh, reflecting actual net PCA costs above last year’s forecast.

18.       The third component is the true-up of the true-up.  During the April 1, 2009, to March 31, 2010, period, the Company recovered $11,284,407 less than was necessary to satisfy the 2009/2010 PCA true-up.  This results in a true-up of the true-up rate of 0.0838 cents per kWh.

19.       The combination of the three PCA components – the adjustment for the 2010/2011 projected power cost of serving firm loads, the 2009/2010 true-up, and the true-up of the 2009/2010 true-up – results in a new PCA rate for the 2010/2011 PCA year of 0.3130 cents per kWh.  This equates to a $146,692,686, or 16.35 percent decrease in revenue.  The existing PCA rate is 1.4022 cents per kWh.

20.       Attachment No. 1 to this Application is a revised Electric Rate Schedule, IPUC No. 29, Tariff No. 101, Schedule 55, specifying the proposed PCA rates and changes for providing electric service to customers in the state of Idaho for which the Company seeks approval.

21.       Attachment No. 2 shows each proposed change to the existing Schedule 55 by striking over proposed deletions and highlighting or underlining proposed additions or amendments.

22.       Attachment No. 3 to this Application is a summary of revenue impact showing the effect of applying the proposed Schedule 55 PCA rate to each customer class and special contract.

V.  BRIDGER COAL COSTS

            23.       The Commission indicated in Order No. 31042 issued in Case No. IPC-E-10-01 that further investigation and assessment of the Company’s proposed increase in Bridger coal net power supply costs would occur in the context of this PCA docket.  The $24.8 million proposed net power supply increase related to Bridger coal cost is primarily due to the execution of a new coal supply agreement with the Black Butte Mine, as well as higher operating costs at Bridger Coal Company.  Bridger Coal operating costs have increased due to (1) increases in labor costs due to an increase in workforce size and wage and benefit increases; (2) commodity cost escalation for explosives, diesel fuel, electricity, and operational supplies; (3) maintenance cost increases for mining equipment rebuilds, component exchanges, etc.; (4) increases in depreciation, depletion, and amortization expense; (5) decreased usage of highwall mining at the surface mine; and (6) increases in final reclamation costs.

24.       The direct testimony of Company witness Tom Harvey that accompanies this Application explains the proposed coal price adjustment in greater detail.  Due to the sensitive nature of the coal contract prices contained in Mr. Harvey's testimony, Idaho Power has provided both a redacted and unredacted copy of his testimony - the latter of which the Company will make available to parties that sign a Protective Agreement in this docket.  To minimize duplication of documents, Idaho Power  respectfully requests that the Commission take administrative notice of the Company’s Reply Comments and attachments filed in Case No. IPC-E-10-01.

VI.  MODIFIED PROCEDURE

25.       Idaho Power believes that a technical hearing is not necessary to consider the issues presented herein and respectfully requests that this Application be processed under Modified Procedure, i.e., by written submissions rather than by hearing.  RP 201, et seq.  If, however, the Commission determines that a technical hearing is required, the Company stands ready to present its testimony and support the Application in such hearing.

VII.  COMMUNICATIONS AND SERVICE OF PLEADINGS

26.       As noted in RP 122.02, power cost adjustment filings are not subject to the notice of general rate case requirements of RP 122.  Pursuant to RP 123 and Idaho Code § 61-307, the tariff filing implementing the new PCA rates shown in Attachment No. 3 would become effective June 1, 2010.

27.       This Application has been and will be brought to the attention of Idaho Power’s affected customers by means of press releases to the news media in the area served by Idaho Power and by an insert included in customers’ bills pursuant to RP 125.  In addition, the proposed electric rate schedules, together with this Application and the testimony and exhibits of witnesses Wright, Harvey, and Tatum will be open for public inspection at Idaho Power’s offices in the state of Idaho.  The above procedures are deemed by Idaho Power to satisfy the Rules of Practice and Procedure of this Commission.  Idaho Power will, in the alternative, bring said Application to the attention of Idaho Power’s affected customers through any other means directed by the Commission.

28.       Communications and service of pleadings with reference to this Application should be sent to the following:

Lisa D. Nordstrom	Scott Wright
Donovan E. Walker	Gregory W. Said
Idaho Power Company	Idaho Power Company
P.O. Box 70	P.O. Box 70
Boise, Idaho 83707	Boise, Idaho 83707
lnordstrom@idahopower.com	swright@idahopower.com
dwalker@idahopower.com	gsaid@idahopower.com

VIII.  REQUEST FOR RELIEF

29.       Idaho Power respectfully requests that the Commission issue an Order:  (1) authorizing that this matter may be processed by Modified Procedure, (2) implementing the Schedule 55 Power Cost Adjustment rates as shown in Attachments Nos. 1 and 3 effective June 1, 2010, through May 31, 2011, and (3) authorizing increased base rates per the terms of the settlement Stipulation approved by Order No. 30978.

DATED at Boise, Idaho, this 15th day of April 2010.

                                                                        /s/______________________________

                                                                        LISA D. NORDSTROM

                                                                        Attorney for Idaho Power Company

BEFORE THE

IDAHO PUBLIC UTILITIES COMMISSION

CASE NO. IPC-E-10-12

IDAHO POWER COMPANY

PROPOSED TARIFF

ATTACHMENT NO. 1

BEFORE THE

IDAHO PUBLIC UTILITIES COMMISSION

CASE NO. IPC-E-10-12

IDAHO POWER COMPANY

TARIFF IN LEGISLATIVE FORMAT

ATTACHMENT NO. 2

BEFORE THE

IDAHO PUBLIC UTILITIES COMMISSION

CASE NO. IPC-E-10-12

IDAHO POWER COMPANY

REVENUE IMPACTMENT

ATTACHMENT NO. 3